                                                                    Exhibit 99.1

                           [CHICO'S NEWSRELEASE LOGO]

       Chico's FAS, Inc. - 11215 Metro Parkway - Fort Myers, Florida 33912
                      (239) 277-6200 - Fax: (239) 277-5237


FOR IMMEDIATE RELEASE
Executive Contact:                      Investor / Media Contacts:
Charles J. Kleman                       James Palczynski-Investor Relations
Chief Operating Officer                 Megan McDonnell-Media Relations
Chief Financial Officer                 Integrated Corporate Relations, Inc.
Chico's FAS, Inc.                       (203) 222-9013
(239) 274-4105



              CHICO'S FAS, Inc. ANNOUNCES RECORD SECOND QUARTER AND
                         SIX MONTH REVENUES AND EARNINGS

      -     SECOND QUARTER NET INCOME UP 45.1% TO A RECORD $35 MILLION

      -     REVENUES ROSE 49.4% TO A RECORD $512 MILLION FOR THE SIX MONTHS

      -     NET INCOME CLIMBED 48.8% TO A RECORD $71 MILLION FOR THE SIX MONTHS

      -     AUGUST COMPARABLE STORE SALES CURRENTLY IN THE 6%- 8% RANGE

      FORT MYERS, FL - AUGUST 26, 2004 - Chico's FAS, Inc. (NYSE: CHS) today announced its financial results for the second quarter and six months ended July 31, 2004.

      Net sales for the second quarter ended July 31, 2004, increased 46.9% to a record $255 million from $173 million for the second quarter ended August 2, 2003. Net income rose 45.1% to $35 million, or $0.39 a diluted share, compared to net income of $24 million, or $0.28 a diluted share, in the prior year's second quarter. Comparable store sales for the Company-owned stores increased 14.1% for the thirteen-week period ended July 31, 2004, compared to the same thirteen-week period last year.

      For the six months ended July 31, 2004, net sales increased 49.4% to a record $512 million from $342 million for the prior year's six months ended August 2, 2003. Net income rose 48.8% to $71 million, or $0.79 a diluted share, compared to net income of $48 million, or $0.55 a diluted share, in the prior period. Comparable store sales for Company-owned stores increased 17.0% for the twenty-six week period compared to the same twenty-six week period last year.

      Scott A. Edmonds, President and CEO, commented, "Our second quarter financial results demonstrate the continued strength and momentum of the Chico's brand. We are extremely pleased with the Company's record net sales, net income, and comparable store sales results. Our industry leading operating margin of 22.3% for the second consecutive quarter further demonstrates our ability to consistently deliver strong results to our shareholders. In addition, we are very pleased with our current August same store sales results and the strong reaction we are seeing to the introduction of our Fall merchandise."

      "The White House|Black Market brand again contributed between $.02 and $.025 to our $.39 diluted earnings per share and we are looking forward to the launch of a frequent shopper club for their vast customer base. We feel stronger than ever about the White House|Black Market brand's potential to bring significant long-term value to our shareholders."

      Mr. Edmonds further stated, "Our financial strength and ability to leverage expertise in numerous disciplines of the business provides us with the opportunity to continue to grow and extend the Chico's brand. As we begin the launch of our new intimate apparel concept, "Soma by Chico's," we look forward to providing our customer with the outstanding product, personalized service, and unique shopping experience she has come to know and enjoy at Chico's. Even though our accomplishments to date have been significant, we believe that our best and biggest opportunities still lie ahead."

      Chico's sells exclusively designed, private-label women's clothing and related accessories. The Company operates 603 women's specialty stores, including stores in 47 states, the District of Columbia, the Virgin Islands and Puerto Rico operating under the Chico's, White House | Black Market and Soma by Chico's names. The Company owns 425 Chico's front-line stores, 24 Chico's outlet stores, 139 White House | Black Market front-line stores, 1 White House | Black Market outlet store and 3 Soma by Chico's stores; franchisees own and operate 11 Chico's stores.

      Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.



 FOR MORE DETAILED INFORMATION, PLEASE CALL (877) 424-4267 TO LISTEN TO CHICO'S
             MONTHLY SALES INFORMATION AND INVESTOR RELATIONS LINE

 A COPY OF A SLIDE SHOW ADDRESSING CHICO'S RECENT FINANCIAL RESULTS AND CURRENT PLANS FOR EXPANSION IS AVAILABLE ON THE CHICO'S WEBSITE AT www.chicos.com IN THE
                           INVESTOR RELATIONS SECTION

ADDITIONAL INVESTOR INFORMATION ON CHICO'S FAS, INC. IS AVAILABLE FREE OF CHARGE
   ON THE CHICO'S WEBSITE AT www.chicos.com IN THE INVESTOR RELATIONS SECTION


                            (Financial Tables Follow)

                                CHICO'S FAS, Inc.
                           Consolidated Balance Sheets
                                   (Unaudited)
                                 (In thousands)

                                                                    JULY 31,           JANUARY 31,
                                                                      2004                2004
                                                                    ---------           ---------
                      ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                      $  13,252           $  15,676
     Marketable securities, at market                                 201,907             104,453
     Receivables                                                        5,175               6,368
     Inventories                                                       61,965              54,896
     Prepaid expenses                                                  10,070               8,655
     Deferred taxes                                                     8,945               7,525
                                                                    ---------           ---------
          TOTAL CURRENT ASSETS                                        301,314             197,573
                                                                    ---------           ---------
PROPERTY AND EQUIPMENT:
     Land and land improvements                                         6,032               5,976
     Building and building improvements                                25,889              25,014
     Equipment, furniture and fixtures                                118,769             100,589
     Leasehold improvements                                           113,372              99,806
                                                                    ---------           ---------
          TOTAL PROPERTY AND EQUIPMENT                                264,062             231,385
     Less accumulated depreciation and amortization                   (71,817)            (57,660)
                                                                    ---------           ---------
          PROPERTY AND EQUIPMENT, NET                                 192,245             173,725
                                                                    ---------           ---------

OTHER ASSETS:
     Goodwill                                                          60,370              60,114
     Other intangible assets                                           34,012              34,043
     Other assets, net                                                  6,403               5,399
                                                                    ---------           ---------
          TOTAL OTHER ASSETS                                          100,785              99,556
                                                                    ---------           ---------
                                                                    $ 594,344           $ 470,854
                                                                    =========           =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                               $  31,963           $  27,796
     Accrued liabilities                                               45,488              43,187
     Current portion of deferred liabilities                              243                 599
                                                                    ---------           ---------
          TOTAL CURRENT LIABILITIES                                    77,694              71,582
                                                                    ---------           ---------

NONCURRENT LIABILITIES:
     Deferred liabilities                                              13,877              12,713
     Deferred taxes                                                    12,194              11,724
                                                                    ---------           ---------
          TOTAL NONCURRENT LIABILITIES                                 26,071              24,437
                                                                    ---------           ---------

STOCKHOLDERS' EQUITY:
     Common stock                                                         894                 875
     Additional paid-in capital                                       143,256              98,586
     Retained earnings                                                346,500             275,339
     Accumulated other comprehensive (loss) income                        (71)                 35
                                                                    ---------           ---------
          TOTAL STOCKHOLDERS' EQUITY                                  490,579             374,835
                                                                    ---------           ---------
                                                                    $ 594,344           $ 470,854
                                                                    =========           =========

                                CHICO'S FAS, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                         TWENTY-SIX WEEKS ENDED                THIRTEEN WEEKS ENDED
                                  -----------------------------------   ------------------------------------
                                   JULY 31, 2004      AUGUST 2, 2003     JULY 31, 2004      AUGUST 2, 2003
                                  ----------------   ----------------   ----------------   -----------------
                                             % OF               % OF               % OF               % OF
                                   AMOUNT    SALES    AMOUNT    SALES    AMOUNT    SALES    AMOUNT    SALES
                                  --------   -----   --------   -----   --------   -----   --------   -----
Net sales by Company stores       $495,166    96.8   $328,310    95.9   $246,679    96.8   $166,869    96.2

Net sales by catalog & Internet     12,412     2.4     10,505     3.1      6,330     2.5      4,823     2.8
Net sales to franchisees             3,980     0.8      3,606     1.0      1,758     0.7      1,744     1.0
                                  --------   -----   --------   -----   --------   -----   --------   -----
         NET SALES                 511,558   100.0    342,421   100.0    254,767   100.0    173,436   100.0

Cost of goods sold                 195,037    38.1    130,523    38.1     98,082    38.5     65,834    38.0
                                  --------   -----   --------   -----   --------   -----   --------   -----
         GROSS PROFIT              316,521    61.9    211,898    61.9    156,685    61.5    107,602    62.0

General, administrative and
    store operating expenses       188,799    36.9    125,694    36.7     92,994    36.5     63,410    36.5
Depreciation and amortization       13,701     2.7      9,602     2.8      6,924     2.7      4,977     2.9
                                  --------   -----   --------   -----   --------   -----   --------   -----
         INCOME FROM OPERATIONS    114,021    22.3     76,602    22.4     56,767    22.3     39,215    22.6

Interest income, net                   753     0.1        549     0.1        484     0.2        246     0.1
                                  --------   -----   --------   -----   --------   -----   --------   -----
         INCOME BEFORE TAXES       114,774    22.4     77,151    22.5     57,251    22.5     39,461    22.7

Income tax provision                43,613     8.5     29,317     8.5     21,755     8.6     14,995     8.6
                                  --------   -----   --------   -----   --------   -----   --------   -----
         NET INCOME               $ 71,161    13.9   $ 47,834    14.0   $ 35,496    13.9   $ 24,466    14.1
                                  ========   =====   ========   =====   ========   =====   ========   =====

  PER SHARE DATA:

Net income per common share -
  basic                           $   0.80           $   0.56           $   0.40           $   0.28
                                  ========           ========           ========           ========

Net income per common & common
equivalent share - diluted        $   0.79           $   0.55           $   0.39           $   0.28
                                  ========           ========           ========           ========
Weighted average common shares
  outstanding - basic               88,878             85,741             89,286             85,969
                                  ========           ========           ========           ========
Weighted average common &
  common equivalent shares
  outstanding - diluted             89,983             87,405             90,189             87,618
                                  ========           ========           ========           ========


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